SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549





                            FORM 8-K

                         CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 1, 1995





                        NYNEX CORPORATION





A Delaware       Commission File   I.R.S. Employer Identification
Corporation      Number 1-8608     No. 13-3180909





     1095 Avenue of the Americas, New York, New York  10036

                 Telephone Number (212) 395-2121

Form 8-K                                NYNEX CORPORATION
July 1, 1995


Item 5.   Other Events

          NYNEX/Bell Atlantic Cellular Venture

          Effective July 1, 1995, NYNEX Corporation ("NYNEX") and
          Bell Atlantic Corporation completed the combination of their domestic cellular properties in a joint venture partnership.


          New York Incentive Regulation Plan

          On July 3, 1995, New York Telephone Company ("New York Telephone") filed with the New York State Public Service Commission ("NYSPSC") its acceptance of a proposed Regulatory Plan (the "Plan"), as modified by the NYSPSC in an order dated June 16, 1995, that would change the manner in which New York Telephone is regulated by the NYSPSC over the next five to seven years. The Plan is a performance-based plan that, subject to final approval by the NYSPSC, will replace rate of return regulation with incentives to invest in new technologies and improve service. There will be no restriction on New York Telephone's earnings. The Plan will cap, at current rates, the prices for such "basic" services as residence and business exchange access, residence and business local calling and LifeLine service, and will reduce average prices of toll and intraLATA carrier access services. During its term, the Plan will allow certain prices to be adjusted to take into account an inflation index in excess of four percent annually or costs associated with government mandates and other defined "exogenous" events.

          The NYSPSC's modifications to the Plan include:
          (a) more stringent service quality standards and rebate provisions; (b) greater reductions in New York Telephone's average prices for intraLATA carrier access services during the term of the Plan; (c) an accelerated schedule for the provision of intraLATA presubscription; (d) an opportunity for New York Telephone to earn the remaining $26.5 million of the $31 million in revenues "set aside" in 1994 and based on a service improvement plan; and (e) a change to the proposed effective date of the Plan from January 1, 1995 to the actual effective date, following approval by the NYSPSC.

          It is estimated that approximately $77 million in revenues already "set aside" in 1995, in addition to $122 million of the 1994 "set aside," will be released to New York Telephone in exchange for the various commitments New York Telephone accepts under the Plan. After funding those commitments as well as New York Telephone's 1994 service penalty obligation, it is estimated that at least $26 million in such released revenues will contribute to earnings in 1995. If the Plan as modified by the NYSPSC is approved by the NYSPSC, and depending on whether the Plan remains in effect for five or seven years, New York Telephone's prices will have been decreased by an amount that would produce an aggregate reduction of $1.1 billion or $2.0 billion, respectively, in revenues based

Form 8-K                                NYNEX CORPORATION
July 1, 1995


Item 5.   Other Events (Continued)

          on current volumes of business. The NYSPSC's order permits interested parties a limited opportunity for comment on the modifications and provides that, if no further changes are required by such comments, the Plan as modified will be approved. It is anticipated that the NYSPSC will schedule the matter for final consideration at its July 28, 1995 public meeting.


          NYNEX Clarifies Discussion of Growth Expectations

          NYNEX issued the following statement on July 6, 1995:

          Having reviewed an analyst's recitation of answers given to questions asked during a conference call with analysts held yesterday, NYNEX clarified information it provided on growth. A 3 to 4 percent estimate of telecommunications sector revenue growth given during the call was intended to be a reference to long-term revenue targets for this sector.

          NYNEX has a policy not to issue specific financial projections.

Form 8-K                                NYNEX CORPORATION
July 1, 1995




                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                              NYNEX CORPORATION




                              By     Morrison DeS. Webb
                                     Morrison DeS. Webb
                                  Executive Vice President,
                                General Counsel and Secretary













July 10, 1995